UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 12, 2014, (February 6, 2014)

3Power Energy Group, Inc.

(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation	333-103647 (Commission File Number)	98-0393197 (IRS Employer Identification No.)

P.O. Box 50006, Sh. Rashid Building, Sh. Zayed Road., Dubai, United Arab Emirates

(Address of principal executive offices)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 6, 2014, Dimitris Kazantzis resigned as a member of the board of directors (the “Board”) of 3Power Energy Group Inc.(the "Company"). Mr. Kazantzis did not resign as a result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2014

3POWER ENERGY GROUP, INC.

/s/ Sharif Rahman
By:	Sharif Rahman
Title:	Chief Executive Officer and Chief Financial Officer